UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 19, 2011

Ruby Tuesday, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	1-12454	63-0475239
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 West Church Avenue
Maryville, Tennessee 37801
(Address of Principal Executive Offices)

(865) 379-5700
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions  (See General Instructions A.2.below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 19, 2011 Ruby Tuesday, Inc., a Georgia corporation (the “Registrant”) entered into an amendment of its Revolving Credit Agreement (the “Credit Facility”) dated as of December 1, 2010, by and among the Registrant, the Lenders and Bank of America, N.A.  as Administrative Agent, Servicer, Issuing Bank and Swingline Lender.  The purpose of the amendment was to increase the amount of the optional additional revolving commitments available under the Credit Facility from $50 Million to $60 Million, thereby increasing the maximum aggregate revolving commitment amount under the Credit Facility from $370 Million to $380 Million. On the same date, the Registrant exercised its option to increase the revolving commitments from $320 Million to $380 Million pursuant to new Lender Commitment Agreements with the existing Lenders and an additional new Lender.

On July 21, 2011, the Registrant entered into indemnification agreements (the “Indemnification Agreements”) with each of Matthew Drapkin and Steven Becker, who joined the Registrant’s Board of Directors on June 30, 2011.  Pursuant to the Indemnification Agreements, the Registrant has agreed, in certain circumstances, to indemnify each director against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement incurred as a result of the fact that the director, in his capacity as a director of the Registrant, is made or threatened to be made a part to any suit or proceeding.  The Indemnification Agreements also provide for the advancement of expenses to each director in connection with such suit or proceeding.  The description above is a summary of the terms of the Indemnification Agreements, a copy of the form of which is incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 2, 2010.

ITEM 2.02	RESULTS OF OPERTIONS AND FINANCIAL CONDITIONS

On July 21, 2011, the Company issued a press release announcing the Company’s financial results for the fiscal quarter and year ended May 31, 2011.  A copy of the press release is attached hereto as Exhibit 99.1

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information above described under “Item 1.01. Entry into a Material Definitive Agreement” is hereby incorporated herein by reference.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On July 21, 2011, 23,611 shares of common stock attributable to equity awards made to R. Brad Martin, a former director of the Company who retired on June 30, 2011, vested.  The vesting of these shares occurred pursuant to the First Amendment to the Ruby Tuesday, Inc. Stock Option and Deferred Compensation Plan for Directors, which was approved by the Board of Directors on June 30, 2011 and disclosed pursuant to a Report on Form 8-K dated July 1, 2011.  While that Form 8-K indicated the Company’s intent at the time to submit the foregoing amendment to a vote of its shareholders, the Company has since concluded that such approval is not necessary and is attaching to this Form 8-K a revised amendment to this effect.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1
First Amendment to Revolving Credit Agreement, dated as of July 19, 2011, by and among Ruby Tuesday, Inc., the Lenders party hereto, and Bank of America, N.A., as Administrative Agent, Issuing Bank, Servicer and Swingline Lender.

10.2	Lender Commitment Agreement dated as of July 19, 2011 among Ruby Tuesday, Inc., the Guarantors, Bank of America, N.A., as Administrative Agent and Wells Fargo Bank, National Association.

10.3	Lender Commitment Agreement dated as of July 19, 2011 among Ruby Tuesday, Inc., the Guarantors, Bank of America, N.A., as Administrative Agent and PNC Bank, National Association.

10.4	Lender Commitment Agreement dated as of July 19, 2011 among Ruby Tuesday, Inc., the Guarantors, Bank of America, N.A., as Administrative Agent and Fifth Third Bank.

10.5	Lender Commitment Agreement dated as of July 19, 2011 among Ruby Tuesday, Inc., the Guarantors, Bank of America, N.A., as Administrative Agent and US Bank National Association.

10.6	First Amendment to the Ruby Tuesday, Inc. Stock Incentive and Deferred Compensation Plan for Directors (As Amended and Restated as of October 8, 2008), dated July 21, 2011.

99.1	Press Release dated July 21, 2011 (this press release is being furnished pursuant to Item 2.02 of Form 8-K).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ruby Tuesday, Inc.
(Registrant)

By: /s/ Marguerite N. Duffy
Marguerite N. Duffy
Senior Vice President and
Chief Financial Officer

Date: July 21, 2011